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                                                     Commission File No.

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             NATIONAL-OILWELL, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                   76-0475815
(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification No.)

           5555 San Felipe
           Houston, Texas                                    77056
  (Address of principal executive offices)                (Zip Code)

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                           Securities to be registered
                     pursuant to Section 12(b) of the Act:

    Title of each class                    Name of each exchange on
    to be so registered                    which each class is to be registered
    -------------------                    ------------------------------------
Common Stock, par value $.01 per share     New York Stock Exchange

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |_|

                           Securities to be registered
                     pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

         The class of securities to be registered hereby is the Common Stock, par value $.01 per share (the "Common Stock"), of National-Oilwell, Inc., a Delaware corporation (the "Company").

         For a description of the Common Stock, see the information set forth under the caption "Description of Capital Stock" in the Prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-11051), as amended, filed by the Company on August 29, 1996, which is incorporated herein by reference.
Such description is set forth in Exhibit 4 to this Registration Statement.

Item 2.            Exhibits.

         Unless otherwise indicated, the following exhibits have been filed with the New York Stock Exchange only:

         1.  Amended and Restated Certificate of Incorporation of the Company

         2.  Amended and Restated Bylaws of the Company

         3.  Form of Common Stock Certificate

         *4. Copy of the information set forth under the caption "Description of Capital Stock" in the Prospectus that is included in the Company's Registration Statement on Form S-1, as amended (Registration
             No. 333-11051).

         *Filed herewith.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      NATIONAL-OILWELL, INC.



                                      By  \s\ STEVEN W. KRABLIN
                                        ---------------------------------
                                          Name:  Steven W. Krablin
                                          Title: Vice President and
                                                  Chief Financial Officer


Date:  October 15, 1996



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                                 EXHIBIT INDEX
     Exhibit
       No.
     -------
       *4. Copy of the information set forth under the caption "Description of Capital Stock" in the Prospectus that is included in the Company's Registration Statement on Form S-1, as amended (Registration
             No. 333-11051).

         *Filed herewith.